Additions To Board of Directors For YTB International, Inc.

Edwardsville, IL. January 4, 2006. YTB International, Inc. [OTCBB: YTBL] YTB International, Inc. announces the newest members of its Board of Directors.  The new members are, Harold Kestenbaum, Clay Winfield, Andrew Wilder, Timothy Kaiser, M.D. and Darren J. Brent. The Audit Committee of the Board of Directors includes four independent board members including Harold Kestenbaum, Clay Winfield, Andrew Wilder and Timothy Kaiser, M.D.

Mr. Kestenbaum graduated from the University of Richmond School of Law in 1975 and is the franchise counsel for REZconnect, an operating subsidiary of YTB International, Inc. Mr. Kestenbaum is engaged primarily in the independent practice of law, concentrating his practice in franchise and distribution law, representing franchisors only, both start-up and established from his Uniondale, New York offices. He is, among other professional roles, a founding member of the New York State Bar Association’s Franchising, Distribution and Licensing Law Section.

Mr. Winfield is a Principal in numerous business ventures, centered primarily in the real estate development and real estate management arenas, in both the St. Louis, Missouri and Naples, Florida markets. Mr. Winfield was an early builder and developer of premier communities in the Naples Florida market and continues to develop communities there. Mr. Winfield also is a Principal in Meridian Bank and Meridian Land Company, Inc., which has holdings in the St. Louis and Naples areas.

Mr. Wilder is a licensed CPA and shareholder with the firm of Israeloff, Trattner & Co., CPA’s P.C. in Garden City, New York. Mr. Wilder graduated from Monmouth University in 1972 and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. He also has served on various committees of the New York State Society of Certified Public Accountants, including the Accounting and Auditing and the SEC committees as well as a former adjunct lecturer at Queens College. Mr. Wilder also serves on the Board of Directors of Napco Security Systems, Inc. (US:NSSC), since 1995 and has been Chairman of the Audit Committee since 2001. Mr. Wilder will also serve as Chairman of the Audit Committee for YTB International, Inc.

Timothy Kaiser, M.D., graduated with highest honors from the University of Oklahoma and magna cum laude from Harvard Medical School. Dr. Kaiser is Chairman of the Board of Meridian Bank, an Illinois commercial bank with multiple branches, and is involved in several business interests as a Principal, primarily involving real estate holding, sales, and development companies in the St. Louis, Missouri and Naples, Florida areas.

Darren J, Brent graduated from Tufts University with a Bachelor of Arts, Political Science in 1991 and then earned his Law Degree from Nova Southeastern University in June 1994. Mr. Brent practices law in Florida and New Jersey where he is admitted. His firm specializes in Real Estate Transactions and Personal bankruptcies. Mr. Brent also is involved in Hotel operations as a part owner in a family controlled business. He is a member of the State Bar of Florida and the Broward County Bar Association.

ABOUT YTBI: YTB International, Inc. provides Internet-based travel booking services for travel agencies and home-based independent representatives in the United States, Puerto Rico, and the US Virgin Islands. It operates through three subsidiaries: YourTravelBiz.com, Inc., YTB Travel Network, Inc., and REZconnect Technologies, Inc. YourTravelBiz.com division focuses on marketing on-line travel agencies through a nationwide network of over 20,000 independent business people, known as Independent Marketing Representatives, or “IMRs.” YTB Travel Network division establishes and maintains travel vendor relationships, books travel transactions of on-line travel agents (RTAs,) collects travel payments and licensing fees, and processes travel commissions. The RTA sells travel through a personalized Internet-based travel Website. The Rezconnect Technologies division builds online reservation systems for suppliers within the travel industry.

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Companies actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.